Exhibit 1

AAG HOLDING COMPANY, INC.

(an Ohio corporation)

GREAT AMERICAN FINANCIAL RESOURCES, INC.

(a Delaware corporation)

Senior Debentures

PURCHASE AGREEMENT

Dated: October 31, 2003

AAG HOLDING COMPANY, INC.

(an Ohio corporation)

GREAT AMERICAN FINANCIAL RESOURCES, INC.

(a Delaware corporation)

$100,000,000

Senior Debentures

PURCHASE AGREEMENT

October 31, 2003

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

AAG Holding Company, Inc., an Ohio corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $100,000,000 aggregate principal amount of the Company’s 7.50% Senior Debentures due 2033 (the “Debentures”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the $15,000,000 principal amount of Debentures to cover overallotments, if any. The aforesaid $100,000,000 principal amount of Debentures (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the $15,000,000 principal amount of Debentures subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively the “Securities.” The Securities are to be issued pursuant to an indenture dated as of June 1, 1998 (the “Original Indenture”) as supplemented by a supplemental indenture dated as of November 5, 2003 (the “Supplemental Indenture” together with the Original Indenture, the “Indenture”) among the Company, as issuer, Great American Financial Resources, Inc., a

Delaware corporation, as guarantor (“GAFRI” and, together with the Company, the “Issuers”), and U.S. Bank, N.A., as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Board Resolution (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2.1 and 3.1 of the Indenture.

The Company’s payment obligations under the Securities and the Indenture will be fully, unconditionally and irrevocably guaranteed (the “Guaranty”) on an unsecured basis by GAFRI. All references herein to the Securities include the related Guaranty, unless the context otherwise requires.

The Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-60044), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Each prospectus used before such registration statement became effective, and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement, as supplemented by any preliminary prospectus supplement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time is herein called the “Registration Statement.” The final prospectus, as supplemented by any prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, any prospectus supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “given” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuers. The Issuers jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. GAFRI meets the requirements for use of Form S-3 under the 1933 Act, and the Company meets the requirements for use of Form S-3 under the 1933 Act with respect to the offering of Securities contemplated hereby. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or to the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of GAFRI and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of GAFRI and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except to the extent otherwise noted in such financial statements or the notes thereto) throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of GAFRI and its subsidiaries considered as one enterprise or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Issuers or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to GAFRI and its subsidiaries considered as one enterprise or the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in or contemplated by the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Issuers on any class of their respective capital stock.

(vi) Good Standing of the Issuers. GAFRI and the Company have each been duly incorporated and are validly existing corporations in good standing under the laws of the States of Delaware and Ohio, respectively, and have power and authority (corporate and other) to own their properties and conduct their business as described in the Prospectus and to enter into and perform their obligations under this Agreement; and each of the Issuers is duly qualified to do business as foreign corporations and is in good standing (or local law equivalent) in all other jurisdictions in which its ownership or lease of property or the conduct of business, requires such qualification except where such failure to qualify would not, individually or in the aggregate, result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of GAFRI (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is an existing corporation in good standing (or local law equivalent) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing (or local law equivalent) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by GAFRI, directly or through subsidiaries, free from liens, encumbrances and defects; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. The only Subsidiaries of GAFRI are the subsidiaries listed on Schedule C hereto.

(viii) Capitalization. The authorized, issued and outstanding capital stock of GAFRI is as set forth in the financial statements, including the schedules and notes thereto, included in the Registration Statement and Prospectus. The shares of issued and outstanding capital stock of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuers was issued in violation of the preemptive or other similar rights of any securityholder of the Issuers.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers.

(x) Authorization of the Indenture. The Indenture has been duly authorized executed and delivered by each of the Issuers and duly qualified under the 1939 Act and, assuming due execution and delivery by the Trustee constitutes a valid and binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Issuers and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each of the Issuers, enforceable against each Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Authorization of the Guaranty. The Guaranty has been duly authorized by GAFRI and, when the Securities are issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of the Indenture and this Agreement, will constitute a valid and binding agreement of GAFRI, enforceable against GAFRI in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiv) Absence of Defaults and Conflicts. Neither of the Issuers nor any of their Subsidiaries is in violation of its charter, regulations or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuers or any of their Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Guaranty and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuers in connection with the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Issuers with its obligations hereunder and under the Indenture, the Guaranty and the Securities and such other agreements or instruments have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Issuers or any of their Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuers or any of their Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers or any of their Subsidiaries.

(xv) Absence of Labor Dispute. No labor dispute with the employees of either of the Issuers or any of their Subsidiaries that might have a Material Adverse Effect exists or, to the knowledge of the Issuers, is imminent.

(xvi) Absence of Proceedings. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting either of the Issuers, or any of their Subsidiaries or any of their respective properties that, if determined adversely to the Issuers or any of their Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of either of the Issuers to perform its obligations under this Agreement, the Indenture, the Guaranty or the Securities, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to either of the Issuers’ knowledge, contemplated.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii) Possession of Intellectual Property. The Issuers and their Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to either of the Issuers or any of their Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix) Absence of Manipulation. Neither of the Issuers nor any affiliate of the Issuers has taken, nor will the Issuers or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture, the Guaranty and the Securities by the Issuers, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(xxi) Possession of Licenses and Permits. Each subsidiary of either of the Issuers which is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”) holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are necessary to the conduct of its business as described in the Registration Statement; the Issuers and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Issuers, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Registration Statement, no insurance regulatory agency or body has issued, or, to the knowledge of the either of the Issuers, commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(xxii) Title to Property. Except as disclosed in the Registration Statement, the Issuers and their Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, materially affect the value of such properties and assets, taken as a whole, or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Issuers and their Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made of the leased property, taken as a whole, by them.

(xxiii) Environmental Laws. Except as disclosed in the Registration Statement, neither of the Issuers nor any of their Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material

Adverse Effect; and neither of the Issuers is aware of any pending investigation which might lead to such a claim.

(xxiv) Investment Company Act. Neither of the Issuers is required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Insurance Reserving. Except as disclosed in the Registration Statement, the Issuers and the Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2002.

(xxvi) Reinsurance. All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, the Issuers and the Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of GAFRI included in the Registration Statement or Prospectus, except where such default or inability to perform would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvii) Statutory Financial Statements. The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and other statistical data included or incorporated by reference in the Registration Statement and Prospectus have been derived, have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(xxviii) SFAS No. 131. GAFRI’s reporting of financial information about its operating segments in its audited financial statements for the year ended December 31, 2002 and its unaudited financial statements for the three months ended March 31, 2003 and the six months ended June 30, 2003 complies with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 131.

(xxix) Certifications under the Sarbanes-Oxley Act. Each of the principal executive officer and the principal financial officer of GAFRI (or each former principal executive officer of GAFRI and each former principal financial officer of GAFRI, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) Officer’s Certificates. Any certificate signed by any officer of GAFRI or the Company or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuers to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers, jointly and severally, agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Issuers, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional $15,000,000 principal amount of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the Closing Date and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Issuers, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Issuers (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Issuers, on each Date of Delivery as specified in the notice from the Representatives to the Issuers.

Payment shall be made to the Issuers by wire transfer of immediately available funds to a bank account designated in writing by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($25.00 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Issuers. The Issuers covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Issuers, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Issuers will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Issuers will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Issuers have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Issuers have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuers hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuer will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Issuers will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuers will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Issuers will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Issuers will each use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuers will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Issuers will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Issuers will each use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Issuers will not without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Issuers.

(k) Reporting Requirements. The Issuers, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Issuers jointly and severally will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, the Guaranty and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $25,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuers shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of the Issuers or any subsidiary of the Issuers delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for the Issuers. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Keating, Muething & Klekamp, P.L.L., counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Keating, Muething & Klekamp, P.L.L., in rendering such opinion, may rely as to all matters governed by New York law upon the opinion of Dewey Ballantine LLP referred to below.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Dewey Ballantine LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (vi) through (xii), inclusive, and the penultimate paragraph of Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and its subsidiaries and certificates of public officials. In rendering such opinion, Dewey Ballantine LLP may rely as to the incorporation of the Issuers and all matters governed by Ohio law upon the opinion of Keating, Muething & Klekamp, P.L.L. referred to above.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of GAFRI and its subsidiaries considered as one enterprise, or the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate (as to which there shall be no personal, as opposed to corporate liability) of the President or a Vice President of each of the Issuers and of the chief financial or chief accounting officer of each of the Issuers, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa3 by Moody’s Investor’s Service Inc. and BBB- (Stable) by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and the Issuers shall have delivered to the Representatives a letter dated the Closing

Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the (i) rating assigned to the Securities or any other securities of either of the Issuers or any of their Subsidiaries’ financial strength or any Insurance Subsidiary’s claims paying ability or similar rating by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, or (ii) the financial strength or claims paying ability of any Insurance Subsidiary by A.M. Best Company, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any other securities of either of the Issuers or the financial strength or claims paying ability of any Insurance Subsidiary.

(h) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Issuers contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, none of the events set forth in clauses (i) through (v) of Section 9(a) shall have occurred and, at the relevant Date of Delivery, the Representatives shall have received:

(1) Officers’ Certificate. A certificate (as to which there shall be no personal, as opposed to corporate, liability), dated such Date of Delivery, of any President or a Vice President of each of the Issuers and of the chief financial or chief accounting officer of each of the Issuers confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(2) Opinion of Counsel for the Issuers. The favorable opinion of Keating, Muething & Klekamp, P.L.L., counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3) Opinion of Counsel for the Underwriters. The favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(5) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the (i) rating assigned to the Securities or any other securities of either of the Issuers or any of their Subsidiaries’ financial strength or any Insurance Subsidiary’s claims paying ability or similar rating by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, or (ii) financial strength or claims paying ability of any Insurance Subsidiary by A.M. Best Company, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any securities of either of the Issuers or the financial strength or claims paying ability of any Insurance Subsidiary.

(i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Issuers jointly and severally agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Issuers, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Issuers, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls either or both of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the issuers, each officer of the Issuers who signed the Registration Statement, and each person, if any, who controls either or both of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of GAFRI or the Company or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling GAFRI or the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Issuers, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of GAFRI and its subsidiaries considered as one enterprise or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuers has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, Ohio, Delaware or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Issuers to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Issuers to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuers (and each employee, representative or other agent of the Issuers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuers relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Sabina Cheddia; and notices to either of the Issuers shall be directed to it at 250 East Fifth Street, Cincinnati, Ohio 45202, attention of Mark F. Muething, Esq., Executive Vice President, General Counsel and Secretary of GAFRI.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
AAG HOLDING COMPANY, INC.

By:

Title:

GREAT AMERICAN FINANCIAL RESOURCES, INC.

By:

Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	19,375,000
Bear, Stearns & Co. Inc.	17,500,000
A.G. Edwards & Sons, Inc.	17,500,000
UBS Securities LLC	17,500,000
Banc of America Securities LLC	2,500,000
Lehman Brothers Inc.	2,500,000
McDonald Investments, Inc., a KeyCorp Company	2,500,000
Morgan Keegan & Company, Inc.	5,625,000
U.S. Bancorp Piper Jaffray Inc.	5,625,000
ABN Amro Incorporated	750,000
Advest, Inc.	750,000
Credit Suisse First Boston LLC	750,000
J.J.B. Hilliard, W.L. Lyons, Inc.	750,000
J.P. Morgan Securities Inc.	750,000
Keefe, Bruyette & Woods, Inc.	750,000
Quick & Reilly, Inc.	750,000
RBC Dain Rauscher Inc	750,000
Wells Fargo Securities, LLC	750,000
BNY Capital Markets, Inc.	375,000
D.A. Davidson & Co.	375,000
Davenport & Company LLC	375,000
Janney Montgomery Scott LLC	375,000
Oppenheimer & Co. Inc.	375,000
Parker/Hunter Incorporated	375,000
Stifel, Nicolaus & Company, Incorporated	375,000

Total	$100,000,000

Sch A-1

SCHEDULE B

AAG HOLDING COMPANY. INC.

$100,000,000 Senior Debentures due 2033

1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Securities shall be 96.85% of the principal amount thereof.

3. The interest rate on the Securities shall be 7.50% per annum.

4. On or after November 5, 2008 the Company may redeem the Securities, at 100% of their principal amount, plus accrued interest to the date of redemption.

Sch B-1

SCHEDULE C

List of Subsidiaries

AAG Holding Company, Inc.

Great American Life Insurance Company

Annuity Investors Life Insurance Company

United Teacher Associates Insurance Company

Loyal American Life Insurance Company

Great American Life Assurance Company of Puerto Rico, Inc.

Sch C-1

Exhibit A

FORM OF OPINION OF ISSUERS’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) GAFRI and the Company have been duly incorporated and are validly existing as corporations in good standing under the laws of the States of Delaware and Ohio, respectively.

(ii) Each of the Issuers has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iii) GAFRI and the Company each have power and authority (corporate and other) to own their properties and conduct their business as described in the Prospectus and to enter into and perform their obligations under this Agreement; and each of the Issuers is duly qualified to do business as foreign corporations and is in good standing (or the local law equivalent) in all other jurisdictions in which its ownership or lease of property or the conduct of business, requires such qualification except where the failure to so qualify will not, individually or in the aggregate have a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of GAFRI is as set forth in the financial statements, including the schedules and notes thereto, included in the Registration Statement and Prospectus. The shares of issued and outstanding capital stock of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Issuers was issued in violation of the preemptive or other similar rights of any securityholder of the Issuers.

(v) Each “significant subsidiary” of GAFRI (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is an existing corporation in good standing (or local law equivalent) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing (or the local law equivalent) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify will not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by GAFRI, directly or through subsidiaries, free from liens, encumbrances and defects; None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.

(vi) The Purchase Agreement has been duly authorized, executed and delivered by the Issuers.

(vii) The Indenture has been duly authorized, executed and delivered by each of the Issuers and duly qualified under the 1939 Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Issuers and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each of the Issuers, enforceable against each Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(ix) The Guaranty has been duly authorized by GAFRI and, when the Securities are issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of the Indenture and this Agreement, will constitute a valid and binding agreement of GAFRI, enforceable against GAFRI in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

(xi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and notes included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and notes included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

(xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which either of the Issuers or any of their subsidiaries is a party,

or to which the property of either of the Issuers or any of their subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by either of the Issuers of its obligations thereunder.

(xv) The information in the Prospectus under “Description of Debt Securities AAG Holding Company May Offer”, and “Description of Debentures” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Issuers’ charters and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xvi) All descriptions in the Registration Statement of contracts and other documents to which the Issuers or their subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the issuers or for the offering, issuance, sale or delivery of the Securities.

(xviii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Guaranty and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuers in connection with the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Issuers with its obligations under the Purchase Agreement, the Indenture, the Guaranty and the Securities and such other agreements or instruments do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of their subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which either of the Issuers or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of either of the Issuers or any of their subsidiaries is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of either of the Issuers or any of their subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either of the Issuers or any of their subsidiaries or any of their respective properties, assets or operations.

(xix) Neither of the Issuers is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

(xx) To the knowledge of such counsel (after reasonable investigation), each Insurance Subsidiary holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) as are necessary to the conduct of its business as described in the Prospectus; to the knowledge of such counsel, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would have a Material Adverse Effect; and except as disclosed in the Prospectus, to the knowledge of such counsel, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(xxi) To the knowledge of such counsel, all reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and such counsel is not aware of any violation of, or default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein by any Insurance Subsidiary.

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and notes thereto and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

A-4